                     Notice of Annual Meeting of Stockholders
                                     of
                           Juno Lighting, Inc.

To the Stockholders of
Juno Lighting, Inc.:

     On May 28, 2002, Juno Lighting, Inc. will hold its annual meeting of stockholders at Juno's headquarters at 1300 South Wolf Road, Des Plaines, Illinois 60018. The annual meeting will begin at 10:00 a.m. local time.

     At the annual meeting, you will be asked to consider and vote on:

      (1) The election of the board of five directors to serve until the 2003 annual meeting of stockholders or until their successors are elected and qualified;

      (2) The approval and adoption of an amended and restated version of the Juno Lighting, Inc. 1996 Employee Stock Purchase Plan; and

      (3) Such other matters as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

     April 16, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. Only holders of record of Juno stock at the close of business on that date are entitled to notice of and to vote at the annual meeting.

     Also enclosed is a copy of Juno's Annual Report for the fiscal year ended November 30, 2001.

     Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible, whether or not you expect to attend the annual meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the annual meeting. A return envelope is included for your convenience. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

                                    By Order of the Board of Directors


                                    George J. Bilek
                                    Secretary

Des Plaines, Illinois
April 23, 2002

          Please complete, sign, date and return the enclosed proxy card.

This proxy statement is dated, and is first being mailed to Juno stockholders on or about, April 23, 2002.

                             JUNO LIGHTING, INC.
                            1300 South Wolf Road
                               P.O. Box 5065
                        Des Plaines, Illinois 60017-5065

                              ---------------
                              PROXY STATEMENT
                              ---------------

                  THE ANNUAL MEETING OF JUNO STOCKHOLDERS

General

     You were sent this proxy statement in connection with the solicitation of proxies by and on behalf of the Board of Directors of Juno Lighting, Inc. ("Juno") for use at the annual meeting of Juno stockholders and any adjournments or postponements thereof. The annual meeting will be held on Tuesday, May 28, 2002, at 10:00 a.m. local time, at Juno's headquarters at 1300 South Wolf Road, Des Plaines, Illinois 60018.

Matters to be Considered

        At the annual meeting, you will be asked to consider and vote on:
     - The election of the board of five directors to serve until the 2003 annual meeting of stockholders or until their successors are elected and qualified;

     - The approval and adoption of an amended and restated version of the Juno Lighting, Inc. 1996 Employee Stock Purchase Plan; and

     - Such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

     You may also be asked to vote on a proposal to adjourn or postpone the annual meeting, which adjournment or postponement could be used for the purpose, among others, of obtaining a quorum or allowing additional time for the soliciting of additional votes.

Record Date

     The Juno board has fixed April 16, 2002 as the record date for the determination of the Juno stockholders entitled to receive notice of and to vote at the annual meeting. Accordingly, only Juno stockholders of record at the close of business on such date are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof. As of the record date, Juno's outstanding capital stock comprised shares of its Common Stock, par value $0.001 per share ("common stock"), and shares of its Preferred Stock, par value $0.001 per share ("preferred stock"), including shares of its Series A Convertible Preferred ("Series A Preferred") and shares of its Series B Convertible Preferred ("Series B Preferred"). As of the record date, 2,500,389 shares of Juno common stock were outstanding and entitled to vote at the annual meeting and 1,063,500 shares of preferred stock were outstanding which were entitled to 5,035,879 votes.

Voting at the Annual Meeting

     Quorum Requirement. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Juno stock entitled to vote on the record date is necessary to constitute a quorum at the annual meeting.

     Voting Rights. Each share of Juno common stock outstanding on the record date entitles its holder to one non-cumulative vote as to each matter that may properly come before the annual meeting. Each share of Juno preferred stock outstanding on the record date entitles its holder to one non-cumulative vote as to each matter that may properly come before the annual meeting for each whole share of Juno common stock that would be issuable to such holder upon the conversion of all the shares of Juno preferred stock held by such holder on the record date.

      Fremont Investors I, LLC ("Fremont Investors"), which obtained control of Juno in 1999 in a recapitalization transaction is (together with its affiliates) entitled to cast over 98% of the votes to be cast by holders of the preferred stock and over 74% of all votes entitled to be cast at the annual meeting. As a result, Fremont Investors and its affiliates, if they choose to do so, may elect all of Juno's directors and control the vote as to any other matter that may properly come before the annual meeting or any adjournment or postponement thereof.

Vote Required. The following votes are required to approve matters to be considered and voted upon at the annual meeting:

- Election of Directors. Directors are elected by a plurality of the vote of the shares of common stock and preferred stock voting together. The nominees who receive the most votes will be elected. Abstentions, withheld votes and broker non-votes will not be taken into account and will have no effect in determining the outcome of the election.

      When electing directors, holders of common stock and preferred stock have non-cumulative voting rights. This means that the holders of a majority of the shares of common stock and preferred stock taken together, represented and entitled to vote at a meeting where a quorum is present, can elect all of the directors if they choose to do so. In such an event, the holders of the remaining shares will not be able to elect any person or persons to the board of directors.

- Employee Stock Purchase Plan. The approval of the amended and restated Juno Lighting, Inc. 1996 Employee Stock Purchase Plan requires the affirmative vote of a majority of the outstanding shares of common stock and preferred stock as of the record date. Abstentions, withheld votes and broker non-votes will have the same effect as votes against the amended and restated Juno Lighting, Inc. 1996 Employee Stock Purchase Plan.

- All Other Matters. Other than the election of directors, all matters brought before the annual meeting will be decided by a vote of the holders of a majority of the shares of common stock and preferred stock taken together and present in person or represented by proxy, unless the matter is one upon which a different vote is required by law or by Juno's certificate of incorporation.

     Abstentions and Broker Non-Votes. Abstentions, broker non-votes and withheld votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Proxies

     If you are a Juno stockholder, you may use the enclosed proxy card if you are unable to attend the annual meeting in person or wish to have your shares voted by proxy even if you do attend the annual meeting.

     You may revoke any proxy given by you pursuant to this solicitation by:

     - delivering to the Secretary of Juno, at or before the annual meeting, a written notice bearing a later date than the proxy, which notice, by its terms, revokes the proxy;

     - duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Juno at or before the annual meeting; or

     - attending the annual meeting and voting in person (although attendance at the annual meeting by a stockholder will not in and of itself revoke a previously delivered proxy).

     You should address any written notice of revocation and other communications regarding the revocation of Juno proxies to the Secretary of Juno at 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065. In all cases, the latest dated proxy revokes an earlier dated proxy, regardless of which method is used to give or revoke a proxy, or if different methods are used to give and revoke a proxy. For such notice of revocation or later proxy to be valid, however, it must actually be received by Juno prior to the vote of the Juno stockholders at the annual meeting. If your broker has been instructed to vote your shares, you must follow directions received from your broker in order to change your vote.

Information Concerning the Solicitation of Proxies

     The enclosed proxy card is solicited on behalf of the Juno Board of Directors. The cost of soliciting proxies will be borne by Juno. In addition to solicitation by mail, directors, officers and employees of Juno, none of whom will receive additional compensation for such solicitations, may solicit proxies in person, by telephone, by telegram, by personal interview, by e-mail or by facsimile. Juno will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward its solicitation materials to the beneficial owners of the Juno common shares they hold of record and obtain authorization for, and appropriate certification in connection with, the execution of proxy cards. Juno will reimburse these record holders for customary mailing expenses incurred by them in forwarding these materials.

     Except as set forth above, neither Juno nor, to the best of Juno's knowledge, any person acting on its behalf has retained any other person to make solicitations or recommendations to security holders on its behalf in connection with the solicitation of proxies.

                          JUNO BOARD OF DIRECTORS

     Juno's amended and restated bylaws provide that Juno's Board of Directors shall consist of not less than three nor more than nine members. Currently, Juno's Board of Directors consists of five members. During the last fiscal year, there were five meetings of the full Board of Directors.

Committees of the Board of Directors

     Juno has three committees of the Board of Directors. They are the audit, stock option and compensation committees. Juno does not have a standing nominating committee.

     The audit committee comprises three directors. The audit committee oversees the creation and implementation of internal policy and controls and is responsible for the hiring of Juno's outside independent auditors and the review of their findings. During the last fiscal year, the audit committee met four times. Under NASD Marketplace Rules applicable to Juno, Juno's audit committee must be comprised of three or more independent directors, except that one non-independent, non-employee director may be appointed to the audit committee under exceptional and limited circumstances. Currently, Juno's audit committee is comprised of two independent directors, Daniel DalleMolle and Michael Froy, and one director who is not independent, as that term is defined in the NASD Marketplace Rules. Mark Williamson is not "independent" because he is employed with Fremont Investors I, L.L.C., a controlling shareholder of the Company. However, the board has determined that due to Mr. Williamson's experience with and knowledge of financial, accounting and other matters relevant to the audit committee and his familiarity with the Company, it is in the best interests of the Company and its shareholders that he serves as a member of the audit committee.

     The stock option committee comprises two directors. The stock option committee is responsible for granting and administering stock options and stock appreciation rights ("SARs") under Juno's Stock Option Plan, effective December 2, 1993 (the "1993 Stock Option Plan"), and the 1999 Stock Award and Incentive Plan (the "1999 Stock Option Plan" and, together with the 1993 Stock Option Plan, the "Stock Option Plans"). During the last fiscal year, there were no formal meetings of the stock option committee, which instead took all of its actions by unanimous written consent in lieu of a special meeting of the committee.

     The compensation committee comprises two directors. The compensation committee oversees Juno's executive compensation policy. During the last fiscal year, there were no formal meetings of the compensation committee, which instead took all of its actions by unanimous written consent in lieu of a special meeting of the committee.

Report of the Audit Committee

     The board of directors has adopted an Audit Committee Charter, and a copy of it is attached to this proxy statement as Appendix A.

     The Audit Committee has reviewed and discussed the audited financial statements of Juno for the year ended November 30, 2001 (the "Audited Financial Statements") with Juno's management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, Juno's independent auditors, the matters required to be discussed by Statements of Accounting Standards No. 61 (Codification of Statements on Auditing Standards).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence from Juno. The Audit Committee has also discussed with Juno's management and with PricewaterhouseCoopers LLP such other matters and received such assurances from them as it deemed appropriate.

     Based on the foregoing review and discussion and relying thereon, the Audit Committee recommended to Juno's Board of Directors the inclusion of the Audited Financial Statements in Juno's Annual Report on Form 10-K for the year ended November 30, 2001.
                                                   AUDIT COMMITTEE

                                                   Daniel DalleMolle
                                                   Michael M. Froy
                                                   Mark N. Williamson

                            ELECTION OF DIRECTORS

     The annual election of the board of five directors will take place at the annual meeting. Each director will serve for the ensuing year until the 2003 annual meeting of Juno stockholders or until his successor is elected and qualified.

     The voting persons named on the enclosed proxy card intend to nominate and vote in favor of the election of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. No circumstances are currently known that would render unavailable any of the nominees named below.

     The following information is provided with respect to the nominees for election to the Board of Directors:

Robert Jaunich II.... Age 62.  Director and Chairman of the Board since June
                      30, 1999.

                      Member of the Stock Option and Compensation Committees.

                      Business experience during the last five years:
                        President and Chief Executive Officer of Fremont
                          Investors I, LLC since May 1998.
                        Managing Director of Fremont Partners, L.P. and a
                          member of FP Advisors, L.L.C. since 1996.

                        Member of the Board of Directors of Fremont Group
                          since 1991.
                      Other Directorships:
                        Kinetic Concepts, Inc.
                        Kerr Group, Inc.
                        CNF Transportation, Inc.
                        Chairman of the Managing General Partner of Crown
                          Pacific Partners, L.P.
                        Chairman of the Board of Software Architects, Inc.

Mark N. Williamson....Age 39.  Director since June 30, 1999.

                      Member of the Audit, Stock Option and Compensation
                       Committees.

                      Business experience during the last five years:
                        Vice President and Treasurer of Fremont Investors I,
                          LLC since May 1998.
                        Managing Director of Fremont Partners, L.P. and a
                          member of FP Advisors, L.L.C. since 1996.
                        Managing Director of the Harvard Private Capital
                          Group, Inc. from August 1991 until May 1996.

                      Other Directorships:
                        Member of the Board of Software Architects, Inc.



T. Tracy Bilbrough....Age 45.  Director since May 2000.  President and Chief
                      Executive Officer since May 2000.

                      Business experience during the last five years:
                        President   Commercial Division of Thomas & Betts
                          Corp. from 1997 to 2000.
                        President   Eastern Hemisphere Black & Decker Corp.
                          from 1995 to 1997.

                      Other Directorships:
                        None.

Daniel DalleMolle.....Age 51.  Director since February 2000.

                      Member of the Audit Committee.

                      Business experience during the last five years:
                        President and Chief Executive Officer, Enesco Group,
                          Inc. since 2001.
                        Group President, Hardware and Tool Companies of Newell
                          Rubbermaid, Inc. from 1999 until 2001.
                        President and Chief Operating Officer of Intermatic
                          Incorporated from 1998 until 1999.
                        President of Lee Rowan Company of Newell Rubbermaid,
                          Inc. from 1996 until 1998.

                      Other Directorships:
                        Enesco Group, Inc.

Michael Froy..........Age 43.  Director since September 2000.

                      Member of the Audit Committee.

                      Business experience during the last five years:
                        Partner, Sonnenschein Nath & Rosenthal, outside legal
                         counsel for the Company.

                      Other Directorships:
                        None.

     To Juno's knowledge, there are no family relationships between any director or executive officer and any other director or executive officer. None of the directors has been involved in any legal proceedings of the nature described in Item 401(f) of Regulation S-K during the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

     The following table sets forth, as of March 15, 2002, the number and percentage of outstanding shares of common stock and preferred stock beneficially owned by each person known to Juno to be the beneficial owner of more than five percent of the outstanding shares of common stock or preferred stock:

                                                                    Percentage of Outstanding
                                       Shares Beneficially Owned    Shares Beneficially Owned
          Name and Address             Common          Preferred    Common          Preferred
Fremont Investors I, L.L.C. (1)
   199 Fremont Street, 23rd Floor
   San Francisco, CA 94105             597,866(2)      1,051,970    74.0%(3)        98.92%

Farallon Partners, L.L.C. (4)
   One Maritime Plaza, Suite 1325
   San Francisco, CA 94111             520,526                 0     20.8%           0%

Abrams Capital, LLC (5)
   425 Boylston Street, Suite 3
   Boston, MA 02116                    427,111                 0     17.1%           0%

RS Investment Management Co. LLC (6)
       338 Market Street, Suite 200
       San Francisco, CA 94111         243,500                 0      9.7%          0%

(1) Based on a Schedule 13D/A filed on March 11, 2002, by Fremont
    Investors I, L.L.C. ("Fremont LLC"), Fremont Partners, L.P. ("Fremont LP"), FP Advisors, L.L.C. ("FP Advisors"), Fremont Group, L.L.C.
    ("Fremont Group"), Fremont Investors, Inc. ("Fremont Inc."), Fremont Investors I CS, L.L.C. ("Fremont CS LLC") and Fremont Partners, L.L.C. Fremont LLC beneficially owns and exercises the power to vote or direct the disposition of, 1,051,590 shares of preferred stock. Each of (a) Fremont LP, the managing member of each of Fremont LLC and of Fremont CS LLC, (b) FP Advisors, the general partner of Fremont LP, (c) Fremont Group, the managing member of each of FP Advisors and Fremont Partners, L.L.C., and (d) Fremont Inc., the manager of Fremont Group, exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of (i) 1,051,590 shares of preferred stock owned by Fremont LLC and (ii) 597,866 shares of common stock owned by Fremont CS LLC. In addition, Fremont Group and Fremont Inc. exercise shared power to vote or direct the vote and shared power to dispose or direct the disposition of (i) the 1,051,590 shares of preferred stock owned by Fremont LLC and (ii) the 380 shares of preferred stock owned by Fremont Partners, L.L.C. Each of the above parties, as part of a "group" under Exchange Act Rule 13d-5(b)(1), may be deemed to beneficially own 1,051,970 shares of preferred stock and 597,866 shares of common stock.

(2) The 597,866 shares of common stock depicted in the above table as beneficially owned by such parties does not include 4,982,828 shares of common stock that may be obtained upon conversion as of March 15, 2002 of 1,051,970 shares of preferred stock.

(3) Pursuant to Rule 13d-3(d)(1) of the Exchange Act, the 4,982,828 shares of common stock that such parties may obtain by converting the 1,051,970 shares of preferred stock that they own are deemed outstanding common stock for the purpose of computing the percentage of common stock owned by such parties, but not for the purpose of computing the percentage of common stock owned by any other person.

(4) Based on a Form 4 dated February 8, 2001 delivered to the Company by counsel for and on behalf of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., Farallon Capital Management, L.L.C., Enrique H. Boilini, David I. Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Meridee A. Moore, Thomas F. Steyer and Mark C. Wehrly and based on a Schedule 13D filed on September 20, 1999. Farallon Capital Partners,

    L.P. ("FCP") beneficially owns and exercises shared voting and dispositive power with respect to 115,234 shares of common stock. Farallon Partners, L.L.C. ("FAPLLC") is the general partner of FCP. FAPLLC is also the general partner of: (i) Farallon Capital Institutional Partners, L.P. ("FCIP"), which beneficially owns and exercises shared voting and dispositive power with respect to 99,557 shares of common stock, (ii) Farallon Capital Institutional Partners II, L.P. ("FCIP II"), which beneficially owns and exercises shared voting and dispositive power with respect to 25,611 shares of common stock, (iii) Farallon Capital Institutional Partners III, L.P. ("FCIP III"), which beneficially owns and exercises shared voting and dispositive power with respect to 41,964 shares of common stock, and (iv) Tinicum Partners, L.P. ("Tinicum"), which beneficially owns and exercises shared voting and dispositive power with respect to 10,152 shares of common stock. FAPLLC disclaims beneficial ownership of all such shares, except as to securities representing its pro rated interest in, and interest in the profits of, the above partnerships. As the registered investment advisor to certain discretionary accounts, Farallon Capital Management, L.L.C. ("FCMLLC") may be deemed to be the beneficial owner of and exercises shared voting and dispositive power with respect to 228,008 shares held by such discretionary accounts. FCMLLC disclaims beneficial ownership of such securities. As managing members of FAPLLC, the following persons may be deemed to be the beneficial owners of shares held by FCP, FCIP, FCIP II, FCIP III and Tinicum: Enrique H. Boilini, David I. Cohen, Joseph F. Downes, William F. Duhamel, Andrew B. Fremder, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Meridee A. Moore, Thomas F. Steyer (senior managing member) and Mark C. Wehrly. In addition, as managing members of FCMLLC, which is the registered investment advisor to certain discretionary accounts, each of the individuals listed in the previous sentence may be deemed to be the beneficial owner of the shares in such discretionary accounts. All such individuals disclaim beneficial ownership of all such shares. All of the above parties may be deemed a member of a group holding equity securities of Juno.

(5) Based on a Schedule 13G/A filed on February 14, 2002 by Abrams Capital, LLC ("Abrams LLC"), Abrams Capital Partners I, LP ("Abrams I"), Abrams
    Capital Partners II, LP ("Abrams II") and David C. Abrams and based upon a Form 4 dated February 8, 2001 and delivered to the Company by counsel for and on behalf of Abrams LLC. Abrams LLC beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 400,792 shares of common stock. This amount includes shares beneficially owned by the following entities of which Abrams LLC is the sole general partner, each of which exercise shared power to vote or direct to the vote or dispose or direct the disposition of a portion of the total number of shares beneficially owned: (a) Abrams
    I and (b) Abrams II. David C. Abrams, the managing member of Abrams LLC, beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 427,111 shares of common stock, which includes the 400,792 shares of common stock reported by Abrams LLC.

(6) Based on a Schedule 13G/A filed on February 14, 2002 by RS Investment Management Co. LLC ("RS Investment LLC"), RS Investment Management, L.P. ("RS LP"), RS Value Group LLC ("RS Value LLC") and The RS Orphan Fund, L.P. ("RS Orphan"). RS Investment LLC beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 243,500 shares of common stock. Based on the February 14, 2002 Schedule 13G/A and a Schedule 13G filed on October 11, 2000 by RS Investment LLC, RS Investment LLC is (a) the general partner of RS LP which beneficially owns and exercises shared power to vote or direct the vote and shared power to dispose or direct the disposition of 243,500 shares of common stock and (b) the managing member of RS Value LLC which beneficially owns and exercises shared power to vote or direct the vote of and dispose or direct the disposition of 243,500 shares of common stock. RS Value LLC is the general partner of RS Orphan which beneficially owns and exercises shared power to vote or direct the vote of and dispose or direct the disposition of 155,000 shares of common stock.

Directors' and Executive Officers' Stock Ownership

     The following table sets forth, as of March 15, 2002, the number and percentage of outstanding shares of common stock and preferred stock beneficially owned by: (i) each director, (ii) the executive officers named in the Summary Compensation Table, and (iii) all executive officers and directors as a group. The persons named hold sole voting and investment power with respect to the shares of common and preferred stock listed below, except as otherwise indicated.

                                                                     Percentage of Outstanding
                                     Shares Beneficially Owned       Shares Beneficially Owned
             Name                    Common(1)    Preferred(2)       Common(3)       Preferred
Robert Jaunich II (4)(7)             597,866      1,051,970          74.0%           98.92%
Mark N. Williamson (4)(7)            597,866      1,051,970          74.0%           98.92%
T. Tracy Bilbrough (5)               176,667          3,500           2.34%            *
Daniel DalleMolle (4)                  9,400              0            *               *
Michael M. Froy (4)                    6,000              0            *               *
Glenn R. Bordfeld (6)                 31,175            750            *               *
George J. Bilek (6)                   49,857          1,000            *               *
Jacques LeFevre (6)                   36,550            250            *               *
Charles F. Huber (6)                  33,531            500            *               *
All Juno directors and executive officers
    as a group (14 persons)(8)      5,980,846      1,058,820          79.36%          99.56%

(1) The shares of common stock listed in this column include shares of common stock that the following individuals have the right to acquire within 60 days pursuant to stock options: (a) Mr. Bilbrough's 150,000 shares; (b) Mr. Bordfeld's 26,800 shares; (c)Mr. Bilek's 31,750 shares; (d) Mr. LeFevre's 35,875 shares; (e) Mr. DalleMolle's 9,400 shares; and (f) Mr. Huber's 31,750 shares. The shares of common stock listed in this column do not include shares of preferred stock owned by any person, if any, which shares are convertible into common stock at the option of the holder.
    As of March 15, 2002, each share of Series A Preferred was convertible into 4.75 shares of common stock and each share of Series B Preferred was convertible into 4.29 shares of common stock.

(2) All shares of preferred stock are Series A Preferred except for the 3,500 shares of preferred stock held by Mr. Bilbrough which are Series B Preferred.

(3) Pursuant to Rule 13d-3(d)(1) of the Exchange Act, shares of the Company's preferred stock owned by a person that may be converted into common stock shall be deemed outstanding common stock for the purpose of computing the percentage of common stock owned by such person but not for the purpose of computing the percentage of common stock owned by any other person.

(4) Director

(5) Executive Officer and Director

(6) Executive Officer

(7) Mr. Jaunich is President and Chief Executive Officer of Fremont I and Mr. Williamson is Vice President and Treasurer of Fremont I. Messrs. Jaunich and Williamson are each managing directors of Fremont LP. They each may be deemed to have beneficial ownership of the shares of common and preferred stock deemed to be beneficially owned by Fremont LLC and its affiliates, but each disclaims any such beneficial ownership. The business address of Messrs. Jaunich and Williamson is 199 Fremont Street, 23rd Floor, San Francisco, California 94105.
(8) Includes 316,619 shares of common stock that eight executive officers have the right to acquire within 60 days of March 15, 2002 pursuant to stock options.

*  Less than 1%

                            EXECUTIVE COMPENSATION

   The following Summary Compensation Table includes individual compensation information regarding all compensation awarded to, earned by or paid duringthe fiscal years ended November 30, 2001, 2000, and 1999 to Juno's Chief Executive Officer and the four other most highly compensated executive officers ("Named Executive Officers") who were serving at the end of fiscal year 2001.

   As reflected in the table below, the Chief Executive Officer and the Named Executive Officers of Juno currently participate in Juno's 401(k) Plan. In addition, these Named Executive Officers participate in, and have received grants under, Juno's 1999 Stock Award and Incentive Plan and 1993 Stock Option Plan ("Stock Option Plans").


                                                   SUMMARY COMPENSATION TABLE
                                          Annual Compensation        Long Term Compensation
                                                                     Securities               All Other
                                                                     Underlying   Restricted  Compen-
Name and Principal Position             Year   Salary ($)  Bonus ($) Options/SARs   Stock
sation($)(1)
T. Tracy Bilbrough (2)                  2001     $350,000   $  75,063          --     --     $11,051
 President and Chief Executive Officer  2000      175,000     100,000     375,000  3,500     117,603(3)

Glenn R. Bordfeld                       2001     $271,747   $ 25,236           --     --     $11,051
 Executive Vice President, Chief        2000      272,115     13,125            -      -      10,400
 Operating Officer, President           1999      224,077    156,439(4)    47,000     --      10,400
 Juno Lighting Division

George J. Bilek                         2001    $ 206,527 $   24,911           --     --     $11,051
 Vice President, Finance and Treasurer  2000      198,500      9,975            -     --      10,400
 and Secretary                          1999      196,923    156,439(4)     9,375     --      10,400


Charles F. Huber                        2001    $ 209,789  $  17,546           --     --     $11,051
 Vice President, Engineering            2000      202,650     10,133            -     -       10,400
 and Special Projects                   1999      199,404    156,439(4)    29,375      -      10,400


Jacques P. LeFevre                      2001    $ 203,158  $  14,868           --     --     $11,051
 Vice President, President              2000      198,708         --       23,500     --      10,400
 Indy Lighting Division                 1999      189,167    154,900(4)        --     --      10,400

(1) Includes Juno's matching and discretionary contributions under the 401(k) Plan. Amounts are included without regard to vesting of any Juno discretionary contributions.

(2) Mr. Bilbrough became President and Chief Executive Officer in May, 2000.

(3) Includes $109,603 for relocation expenses.

(4) This includes a $150,000 transaction bonus paid to Named Executive Officer as a result of the merger the Company engaged in that became effective on June 30, 1999, pursuant to a Change of Control Benefits Agreement (as more particularly described in the form of Change of Control Benefits Agreement filed as an exhibit to the Form 10-K for the fiscal year ended November 30, 2001) that was terminated effective April 3, 2001.

Stock Option Plan Exercises and Year-End Value Table

   The following table discloses, for each of the persons listed, information regarding stock options exercised during, or held at the end of, the fiscal year ended November 30, 2001 pursuant to Juno's Stock Option Plans.

                            Aggregated Option/SAR Exercises in Last Fiscal Year
                                 and Fiscal Year-End Option/SAR Values



                   Number of                     Number of Securities          Value of Unexercised
                    Shares                       Underlying Unexercised       In-the-Money Options/SARs
                  Acquired on     Value      Options/SARs at Fiscal Year-End at Fiscal Year-End ($)(3)
Name               Exercise     Realized($)  Exercisable(1) Unexercisable(2) Exercisable Unexercisable
T. Tracy Bilbrough    0            0             150,000          225,000         0           0
Glenn R. Bordfeld     0            0              26,800           28,200         0           0
George J. Bilek       0            0              31,750           17,625         0           0
Charles F. Huber      0            0              31,875           17,625         0           0
Jacques LeFevre       0            0              35,875           17,625         0           0

(1) All exercisable options outstanding at the end of the fiscal year ended November 30, 2001 are nonqualified stock options except for an aggregate of 68,000 incentive options ("ISOs") that were granted at 100% of the fair market value of Juno's common stock on the date of grant, including 8,000 ISOs held by Mr. Bordfeld, 20,000 ISOs held by Mr. Bilek, 20,000 ISOs held by Mr. Huber and 30,000 ISOs held by Mr. LeFevre. Such options will expire at various dates between December 9, 2003 and November 9, 2010.

(2) All unexercisable options outstanding at the end of the fiscal year ended November 30, 2001 are nonqualified stock options. All such options were granted at not less than 100% of the fair market value of Juno's common stock on the date of the grant. In general, up to 20% of the shares covered by each option may be purchased commencing on the first anniversary of the date of the grant, which amount increases by 20% on each anniversary thereafter, except Mr. Bilbrough's options, 20% of which vested on the date of grant and an additional 20% of which will vest on
    each of the four anniversaries thereafter.   These options cannot be
    exercised after the expiration of ten years from the date of grant.

(3) Total value of options is based on the difference between the fair market value of Company Stock of $11.80 as of November 30, 2001, and the exercise price per share of the options.

Indebtedness of Management

   In connection with the purchase by Mr. Bilbrough, Juno's President and Chief Executive Officer, of shares of the Company's common stock, the Company made a loan to him in the principal amount of $199,968.33. All of the proceeds of this loan were used to pay a portion of the purchase price of the shares. Subject to certain terms and conditions, Mr. Bilbrough will not owe any interest on this debt on or before May 22, 2010 and will owe 18% per annum thereafter on any remaining balance. As of the record date, the outstanding balance of Mr. Bilbrough's debt was $199,968.33.

Directors' Compensation

   Each non-employee director who is not affiliated with Fremont Investors (Juno's controlling stockholder) receives $1,000 for each meeting of the board of directors each such director attends, an annual fee of $20,000 for each year of service as a director of Juno and reasonable, out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Mr. DalleMolle and Michael M. Froy are the only non-employee directors of Juno who are not affiliated with Fremont Investors.

Compensation Committee Interlocks and Insider Participation

   Currently, Messrs. Jaunich and Williamson comprise the compensation committee of Juno's board of directors. Mr. Williamson is not an executive officer of Juno. Mr. Jaunich serves as Juno's Chairman of the Board. Mr. Jaunich is President and Chief Executive Officer of Fremont Investors and Mr. Williamson is Vice President and Treasurer of Fremont Investors. Messrs. Jaunich and Williamson are each Managing Directors of Fremont Partners, L.P. As a result of the merger of Jupiter Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Fremont Investors, with and into Juno pursuant to an Agreement and Plan of Merger dated March 26, 1999, by and among Fremont Investors, Jupiter Acquisition Corp. and Juno ("Merger"), Fremont Investors obtained control of the Company in June 1999.

   Juno and Fremont Partners L.L.C. entered into a management services agreement at the effective time of the Merger, pursuant to which agreement Fremont Partners L.L.C. renders certain management services in connection with Juno's business operations, including strategic planning, finance, tax and accounting services. Juno pays Fremont Partners L.L.C. an annual management fee of $325,000 to render such services.

     Compensation Committee and Stock Option Committee Reports on Executive Compensation

   Juno's executive compensation policy is designed to maintain a competitive compensation program in order to attract and retain well qualified management and to provide management with the incentive to accomplish Juno's financial and operating objectives. Compensation for executives generally consists of cash compensation in the form of annual base salary and performance-based bonuses and long-term incentive compensation in the form of stock options.

   Juno's executive compensation program is administered by the compensation committee of the board of directors and, with respect to stock options and SARs under Juno's Stock Option Plans, by the stock option committee. See
"Juno's Board of Directors   Committees of the Board of Directors", above.

   In setting cash compensation levels for executive officers the compensation committee considers the performance of Juno and of the individual officer, including the assumption of new duties by the officer. While Juno's overall financial performance, particularly operating income, is taken into account, base salaries for executive officers are primarily determined by the compensation committee's subjective assessment of the executive's individual performance.

   In addition to base salary, the compensation committee has an incentive bonus plan applicable to Messrs. Bilbrough, Bordfeld, Bilek, Huber, LeFevre, as well as Mr. Daniel Macsherry, Vice President Business Development, Mr. Richard Stam, Juno's Vice President of Sales, Mr. Scott Roos, Vice President, Product Management and Development and Mr. W. Allen Fromm, Vice President, Purchasing and Supplier Development. The incentive bonus plan provides for the payment of cash bonuses to these executives pursuant to a formula based on levels of Juno's EBITDA. Juno paid bonuses earned in fiscal 2001 pursuant to this plan to all of the aforementioned executives.

    In determining the salary to be paid to the Chief Executive Officer in any fiscal year, in addition to the factors set forth above, which are applicable to all executive officers, the compensation committee also compares base salaries of presidents and chief executive officers of other companies of similar size and engaged in manufacturing businesses similar to Juno's. Some but not all of the companies used for salary comparison purposes are companies listed in the Nasdaq Electrical Component Index and/or included in the peer group of companies for which cumulative total return information is provided in the "Performance Graphs" section below. Although the compensation committee takes into account all of the factors described above in determining an appropriate base salary for Mr. Bilbrough, it does not engage in any particular weighing of these factors (other than the emphasis placed on individual performance). Juno's success in meeting its financial goals is one of the factors that the compensation committee considers in determining the Chief Executive Officer's base salary. It should be noted that Mr. Bilbrough does not participate in compensation committee discussions or decisions regarding his compensation.

   Under Juno's Stock Option Plans, stock options have been awarded to certain key employees, including Juno's executive officers. All currently outstanding stock options were granted with an exercise price equal to or greater than the market price of the common stock on the date of grant and vest over a period of time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package generally cannot be realized unless stock price appreciation occurs over a number of years. The stock option committee determines the size of awards of stock options and SARs to executives based on similar factors as are used to determine base salaries.

   In addition to salary, stock options and SARs, Juno's compensation package includes matching and discretionary contributions to a 401(k) plan, medical and life insurance and other benefits.

   Finally, the compensation committee reviews the possible effect on Juno of the limitations on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. The compensation committee does not believe that such section will be applicable to Juno in the foreseeable future but will review Juno's compensation practices as circumstances warrant.

          Compensation Committee   Stock Option Committee
          Robert Jaunich II        Robert Jaunich II
          Mark N. Williamson       Mark N. Williamson

Performance Graphs

                              Comparison of Five-year Cumulative Return
                     Among Juno Lighting, Inc., the Nasdaq Stock Market Index
                          (U.S. Companies) and a Self-Determined Peer Group
                                        Stock Index (1)

                                             Nasdaq Stock         Self-Determined Peer
Fiscal Year      Juno Lighting, Inc.       Market Index (U.S.)          Group(2)
11/30/96          100.00                    100.00                       100.00
11/30/97          126.7                     124.6                        124.5
11/30/98          156.6                     152.7                        110.67
11/30/99           79.0                     262.8                         91.1
11/30/00           38.9                     203.7                         79.6
11/30/01           61.0                     151.7                         75.3

(1) Cumulative return assumes reinvestment of dividends. This table assumes $100.00 was invested in Juno common stock, the Nasdaq Stock Market Index (U.S. Companies) and the Self-Determined Peer Group on November 30, 1996.

(2) The nine companies in the Self-Determined Peer Group are: Advanced Lighting Technologies Inc., Catalina Lighting Inc., Cooper Industries Inc., Genlyte Group Inc., Hubbell Inc., LSI Industries Inc., National Service Industries Inc., SLI Inc., and US Industries Inc; provided that the Company stopped including Catalina Lighting Inc. in the peer group index after May, 2001 because at that time Catalina's stock stopped trading on the New York Stock Exchange and began selling on the OTC Bulletin Board, for which relevant data is not readily available.

The stock price performance depicted in the above performance graphs is not necessarily indicative of future price performance. These performance graphs shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires Juno's officers and directors, and persons who own more than 10% of Juno's common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater-than-10% beneficial owners are required to furnish Juno with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Juno and/or written representations from certain reporting persons that no other reports were required, Juno believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners during or with respect to the year ended November 30, 2001 were met.

              APPROVAL AND ADOPTION OF THE JUNO LIGHTING, INC.
       1996 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED EFFECTIVE
                             JUNE 1, 2001

   The Juno Lighting, Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan") was amended and restated by the Board of Directors of the Company on June 1, 2001 (as amended, the "Plan"), subject to approval by the stockholders of the Company within one year before or after such date. The purpose of the Plan is to provide eligible employees of the Company and its participating subsidiaries an opportunity to acquire an ownership interest in the Company through the purchase of shares of the Company's Common Stock. The Plan is intended to qualify as an Employee Stock Purchase Plan within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended.

   The complete text of the Plan is set forth in Appendix B to this Proxy Statement. The following summary of certain provisions of the Plan is qualified in its entirety by reference to the full text of the Plan.

REASONS FOR THE AMENDMENT

   The Board of Directors of the Company desired to extend the life of the 1996 Plan beyond its July 1, 2001 termination date because a substantial number of authorized shares remained available for grant. Further, the Board desired to expand eligibility and grant additional flexibility in administering the plan. Accordingly, the Plan will terminate July 1, 2006 unless the Board terminates it sooner, and officers at or above the vice president level (who were excluded from the 1996 Plan) are eligible to participate. Also, the Compensation Committee has additional administrative flexibility under the Plan.

SHARES AVAILABLE UNDER THE PLAN

   Under the Plan, 400,000 shares of Juno Common Stock, $.001 par value per share, are reserved for sale and authorized for issuance. At June 30, 2002, there were approximately 297,662 shares remaining available for option under the Plan.

ELIGIBILITY

   As of July 1, 2001, there were approximately 703 employees eligible to participate in the Plan. Eligible employees may participate in the Plan as of any July 1 if they have completed one year of employment as of that date. All employees of the Company are eligible except anyone who:

(1) customarily works 20 hours or less per week or five months or less per year;

(2) would, upon enrollment in the Plan, own or hold options or other rights to acquire 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company; or

(3) is precluded from participation by the laws of his or her nation of residence or employment or by the terms of a collective bargaining unit governing his or her employment.

The participating subsidiaries are Indy Lighting, Inc. and Juno Lighting Ltd. Non-Employee directors of the Company and the participating subsidiaries are not eligible to participate in the Plan.

ENROLLMENT UNDER THE PLAN

   Any eligible employee may enroll in the Plan for an accumulation year commencing each July 1st and ending on June 30th of the subsequent year, by duly filing an enrollment form before the cut-off date established by Juno's Compensation Committee. The form authorizes the Company to withhold from the employee's pay throughout the accumulation year a specified percentage or amount of the employee's pay or, if the Compensation Committee so permits, a specific whole number of shares of Common Stock to be purchased on the last day of the accumulation year or, if such day is not a trading date, the next trading day ("Purchase Date"). On the most recent Purchase Date, June 30,
2001, participants purchased 30,475 shares under the Plan.

PURCHASING SHARES UNDER THE PLAN

   Upon enrollment, an eligible employee may authorize payroll deductions of no more than $5,000 or 10% of such participant's base salary and wages, excluding overtime and bonuses, whichever is less. The employee is thereby granted an option to purchase the number of shares of the Company's Common Stock determined by dividing:

   -   the dollar amount to be withheld over the accumulation period by
   -   85% of the fair market value of a share of Common Stock on July 1.

Pending the Purchase Date, the payroll deductions are held by the Company and may be used by the Company for any corporate purpose.

The option price for shares under the Plan is 85% of the lower of the:

   -   fair market value of a share of Common Stock on the Purchase Date, or
   - fair market value of a share of Common Stock on July 1 of the previous year.

Common Stock sold under the Plan may be newly-issued shares or treasury shares. "Fair market value" of a share of Common Stock on a particular date is the per-share closing price of Common Stock as reported on the Nasdaq SmallCap Stock Market for that date. As of April 2, 2002, the closing price of the Common Stock was $12.27 per share.

      Any option that remains outstanding on the Purchase Date will be deemed exercised on the Purchase Date for the number of whole shares of Common Stock that can be purchased at the applicable purchase price with the funds accumulated in the participant's account as of the Purchase Date, but not more than the maximum number of shares of Common Stock determined in accordance with the participant's enrollment form.

      A participant may withdraw from the Plan in full (but not in part), and thereby terminate his or her option, at any time up to June 20 of the accumulation year. Upon withdrawal from the Plan, a participant's accumulated payroll deductions will be returned to the participant without interest. If, during an accumulation year, a participant ceases to be an eligible employee for any reason, including termination of employment, his or her accumulated payroll deductions will be refunded without interest.

NEW PLAN BENEFITS

   Although the Company cannot determine until July 1, 2002 which employees will purchase shares under the Plan, the value of such purchases and the number of shares that will be purchased under the Plan at the end of the current accumulation period, the following table shows the estimated maximum number of shares of Common Stock that (1) the Chief Executive Officer, (2) the Named Executive Officers, (3) all of the executive officers as a group and (4) the employees who are not executive officers as a group, would acquire at the end of the current accumulation period based on enrollment in the Plan as of July 1, 2001 and subject to shareholder approval of the Plan.

              Juno Lighting, Inc. 1996 Employee Stock Purchase Plan
                        (as amended and restated)
                              Dollar              Number of
Name and Position             Value ($)(1)        Shares (2)

T. Tracy Bilbrough            $ 4,999.28              572
Glenn R. Bordfeld             $ 4,999.28              572
George J. Bilek               $ 4,999.28              572
Charles F. Huber              $ 4,999.28              572
Jacques P. LeFevre            $ 4,999.28              572
All Executive Officers        $29,995.68            3,432
All Other Employees          $229,529.88           26,262

(1)The Dollar Value equals the number of shares that each person or group listed above would acquire, assuming the purchase price will be 85% of the July 1, 2001 closing price of $10.28, or $8.74. However, under the terms of the Plan, Plan participants will purchase shares at a price based upon the closing price of the common stock on July 1, 2002 if it is lower than the July 1, 2001 closing price.

(2)The Number of Shares equals the numbers of shares that each person or group set forth in the table would acquire assuming that the persons who enrolled in the Plan on July 1, 2002 remain enrolled in the Plan on June 30, 2002 and do not change the terms of their original enrollment and based upon a purchase price of $8.74, as explained in footnote 1 above. This column also does not take into account interest that may be credited to participants' accounts under the terms of the Plan.

ADMINISTRATION OF THE PLAN

      The Compensation Committee of Juno's Board of Directors administers the Plan. The Compensation Committee may change, modify or amend any provision of the Plan, and create and waive administrative rules and regulations. The Board may terminate the Plan at any time. Under certain circumstances, an amendment to the Plan may require the approval of Juno's stockholders.

EFFECTS OF CERTAIN EVENTS ON THE PLAN

      In the event of any Common Stock dividend or stock split, or a reorganization, recapitalization, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the structure of the Company, the aggregate number and kind of shares available under the Plan or subject to an outstanding option and the purchase price of shares under option will be adjusted to the extent deemed appropriate by the Compensation Committee. Generally, if a dissolution or liquidation of the Company occurs during an accumulation year, any rights of participants to acquire Common Stock under the Plan will be terminated, but participants will have the right to acquire Common Stock before the dissolution or liquidation.

FEDERAL INCOME TAX CONSEQUENCES

   No federal income tax consequences arise at the time of enrollment in the Plan or upon the purchase of Common Stock under the Plan. However, if a participant disposes of Common Stock acquired under the Plan, such participant will have the federal income tax consequences described below in the year the stock is disposed. Amounts withheld by payroll deduction are subject to federal income tax as though those amounts had been paid in cash.

   Early Dispositions. If a participant disposes of shares purchased under the Plan before the end of the Holding Period (which ends two years after the first day of the accumulation period or within one year after the transfer of the Common Stock to the participant), he or she will have included in his or her compensation, taxable as ordinary income in the year of disposition, an amount equal to the difference between the:

   -   fair market value of the Common Stock on the date of purchase and
   -   price paid for the shares.

   If the disposition of the Common Stock involves a sale or exchange, the participant generally will also realize a short-term capital gain or loss equal to the difference between the participant's cost basis in the Common Stock and the proceeds from the sale or exchange.

   Later Dispositions. If a participant disposes of Common Stock purchased under the Plan after the end of the Holding Period, or if the participant dies at any time while owning Common Stock, the participant (or his or her estate) will have included in compensation, taxable as ordinary income in the year of disposition (or death), an amount equal to the lesser of the:

   - excess of the fair market value of the Common Stock on the first day of the accumulation period over the purchase price paid for the shares, or
   - excess of the fair market value of the Common Stock on the date of disposition (or death) over the purchase price paid for the shares.

   If the disposition of the Common Stock involves a sale or exchange, the participant will also realize a long-term capital gain or loss equal to the difference between the participant's cost basis in the Common Stock and the proceeds from the sale or exchange.

   Tax Consequences to the Company. The Company is not entitled to a tax deduction upon the grant, exercise, purchase or subsequent transfer of shares of Common Stock acquired under the Plan, provided the participant holds the shares received during the Holding Period. If a participant transfers the Common Stock before the end of the Holding Period, the Company will have a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income required to be recognized as the result of such transfer during that period.

OPTIONS RECEIVED BY NAMED EXECUTIVE OFFICERS AND OTHERS

   The Company cannot determine the number of options that it will grant to employees under the Plan in the current accumulation year until it ends, which occurs on July 1, 2002 (instead of June 30, 2002 because the latter date is not a trading day). However, an estimate of the number of options that the Company's Chief Executive Officer, the four other most highly compensated executive officers, all current executive officers as a group and all employees who are not executive officers, would receive on July 1, 2002 based upon certain assumptions is set forth in the table above under the Caption "New Plan Benefits".

RELATIONSHIP WITH INDEPENDENT AUDITORS

   Juno has selected PricewaterhouseCoopers LLP ("PWC") as its principal independent auditors for the current fiscal year. PWC has served in that capacity for the past ten fiscal years.

   A representative of PWC is expected to be present at the annual meeting and will be offered the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. Juno has been advised by PWC that no member of the firm has or had any financial interest, either direct or indirect, in Juno or any of its subsidiaries during the time period that it has served in the capacity of independent auditors for Juno, and that it has no connection with Juno or any of its subsidiaries in any capacity other than as public accountants.

   The fees paid by the Company to PWC for the year ended November 30, 2001 are as follows:

                                 Audit Fees

   The aggregate fees billed for professional services rendered for the audit of Juno's annual financial statements for the past fiscal year and the reviews of the financial statements included in Juno's Forms 10-Q during the past fiscal year were $141,583.

           Financial Information Systems Design and Implementation Fees

     The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended November 30, 2001.

                               All Other Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $401,694 for all other non-audit services rendered to the Company, including tax related services, during the fiscal year ended November 30, 2001.

   The audit committee has considered whether the provision of non-audit services to Juno by PricewaterhouseCoopers LLP was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

   We make forward-looking statements in this document. These forward-looking statements are subject to risks and uncertainties, and there can be no assurance that such statements will prove to be correct. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "plans", "believes", "anticipates", "expects" and "intends", or the negative of such terms and similar terminology. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We are not required to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

                       PROPOSALS BY JUNO STOCKHOLDERS

   Any proposals of Juno stockholders intended to be presented at Juno's 2003 annual meeting of Juno stockholders should be addressed to Juno's Corporate Secretary, 1300 South Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065, and must be received before the close of business on December 23, 2002.

   Juno's advance notice bylaw provides guidelines for stockholder proposals that are submitted outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. If you would like a copy of Juno's bylaws, we will furnish one without charge upon written request to the Secretary of Juno at the address of Juno's executive offices.

                              OTHER MATTERS

   As of the date of this proxy statement, the Juno board knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If any other matters shall properly come before either the annual meeting or any adjournments or postponements thereof to be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the board of directors of Juno.

                                          By Order of the Board of Directors


                                          George J. Bilek
                                          Secretary
Des Plaines, Illinois
April 23, 2002

                               APPENDIX A
                            Juno Lighting, Inc.
                          Audit Committee Charter

                                  Purpose
   The primary responsibility of the audit committee of the board of directors (the "audit committee") is to provide the board of directors with assistance in fulfilling its responsibilities regarding the accounting and reporting practices of the Corporation, the adequacy of corporate financial controls of the Corporation and the quality and integrity of the financial statements of the Corporation and its subsidiaries.

                               Organization
   The members and chairman of the audit committee shall be appointed by the board of directors. The members of the audit committee shall meet the independence, experience and composition requirements of the Nasdaq listing standards or the listing standards of any other securities exchange on which the Corporation's securities are listed. The audit committee shall meet when called by the chairman.

                        Duties and Responsibilities
   While the audit committee has the responsibilities and powers set forth in this audit committee charter, it is not the duty of the audit committee to plan or conduct audits or to determine that Juno's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the audit committee to conduct investigations (unless otherwise authorized to do so by the board of directors), to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and Juno's policies.

In carrying out its responsibilities, the audit committee shall perform the following functions:

1. Make an annual recommendation to the board of directors for the appointment of independent auditors to audit the books, records and accounts of the Corporation.
2. Review with management and the independent auditors the terms of the engagement of such auditors, including the scope and timing of the audit and any other services rendered by the independent auditors.
3. Review with management and the independent auditors the Corporation's policies and procedures with respect to internal auditing, accounting and financial controls.
4. Review with management, the independent auditors and the internal auditors the Corporation's financial statements, the audit results and reports and any recommendations made by the auditors with respect to changes in accounting procedures and internal controls.
5. Review the fees paid to the independent auditors for audit and non-audit services and evaluate the impact of non-audit services on the independent auditor's independence.
6. Review reports from the Corporation's independent auditors and internal auditors regarding compliance by management with legal and regulatory requirements and the Corporation's policies relating to ethics, conflicts of interest and disbursements of funds.
7. Receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation (consistent with Independence Standards Board Standard 1).
8. Perform such other duties or functions deemed appropriate by the board of directors.


   The independent auditors are ultimately accountable to the board of directors and the audit committee.

   The audit committee shall have the powers and rights necessary or desirable to fulfill the responsibilities set forth above, including the power and right to consult with legal counsel. The audit committee is authorized to communicate directly with the Corporation's financial officers and employees, internal auditors and independent auditors as it deems necessary or appropriate.

                              APPENDIX B
           Juno Lighting, Inc. 1996 Employee Stock Purchase Plan
            (as amended and restated effective June 1, 2001)

I.  Purpose and Effective Date

1.1 The purpose of the Juno Lighting, Inc. 1996 Employee Stock Purchase Plan (the "Plan") is to provide an opportunity for eligible employees to acquire a proprietary interest in Juno Lighting, Inc. (the "Company") through the purchase of shares of common stock of the Company. It is the intent of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code. The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Internal Revenue Code.

1.2 The Plan initially became effective on July 1, 1996. This amendment and restatement shall be effective June 1, 2001 ("Restatement Date"), subject to the approval of the Company's stockholders within one year before or one year after the date the amendment and restatement of the Plan is approved by the board of directors of the Company (the "Board"). No option shall be granted under the Plan after the earlier of (a) the day before the tenth (10th) anniversary of the Effective Date, or (b) the date on which the Plan is terminated by the Board in accordance with Section 12.7 of the Plan.

II.  Definitions

The following words and phrases, when used in this Plan, unless their context clearly indicates otherwise, shall have the following respective meanings:

2.1 "Account" means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article VIII of the Plan.

2.2  "Article" means an Article of this Plan.

2.3 "Accumulation Period" means, as to the Company or a Participating Subsidiary, a period of 12 months commencing on each successive July 1, beginning with July 1, 1996.

2.4 "Base Earnings" means base salary and wages received by a Participant from the Company or a Participating Subsidiary, excluding bonuses and overtime pay.

2.5  "Board" means the board of directors of the Company.

2.6  "Code" means the Internal Revenue Code of 1986, as amended.

2.7 "Committee" means the committee of the Board described in Section 3.1 of the Plan.

2.8  "Common Stock" means the Company's common stock, $.001 par value.

2.9  "Company" means Juno Lighting, Inc., a Delaware corporation.

2.10 "Cut-Off Date" means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

2.11  "Effective Date" means July 1, 1996.

2.12 "Eligible Employee" means an Employee eligible to participate in the Plan in accordance with Article V.

2.13 "Employee" means an individual who performs services for the Company or a Participating Subsidiary pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-1 or any successor provision.

2.14  "Enrollment Date" means the first trading day of an Accumulation Period.

2.15  "Exchange Act" means the Securities Exchange Act of 1934.

2.16  "Fair Market Value" means, as of any applicable date:

   (a) if the security is listed for trading on the New York Stock Exchange, the mean between the high and low prices of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, or

   (b) if the security is not so listed, but is listed on another national securities exchange or the Nasdaq Stock Market (whether Nasdaq National Market or Nasdaq SmallCap Market), the closing price, regular way, of the security on such exchange or Nasdaq Stock Market, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, or

   (c) if the security is not listed for trading on a national securities exchange or the Nasdaq Stock Market, the average of the closing bid and asked prices as reported by the Nasdaq Over the Counter Bulletin Board or, if no such prices shall have been so reported for such date, on the latest preceding date for which such prices were so reported, or

   (d) if the security is not listed for trading on a national securities exchange or the Nasdaq Stock Market, or is not authorized for quotation on the Nasdaq Over the Counter Bulletin Board the fair market value of the security as determined in good faith by the Board.

2.17 "Grant Date" means a date on which an Eligible Employee is granted options under the Plan.

2.18 "Participant" means an Eligible Employee who has enrolled in the Plan pursuant to Article VI.

2.19 "Participating Subsidiary" means a Subsidiary which has been designated by the Committee in accordance with Section 3.3 of the Plan as covered by the Plan. As of the Effective Date, Indy Lighting, Inc. and Juno Lighting Ltd. are Participating Subsidiaries of this Plan. Advanced Fiberoptic
Technologies, Inc. is also a Participating Subsidiary.

2.20 "Purchase Date" means the specific trading day during an Accumulation Period on which shares of Common Stock are purchased under the Plan in accordance with Article IX. For each Accumulation Period, the Purchase Date shall be the last day of such Accumulation Period, or, if such day is not a trading date, the next day which is a trading day.

2.21  "Restatement Date" - - see Section 1.2.

2.22 "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

2.23  "Section" means a section of this Plan, unless indicated otherwise.

2.24  "Securities Act" means the Securities Act of 1933, as amended.

2.25 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

III. Administration

3.1 The Plan shall be administered by the Compensation Committee of the Board. Membership on the Compensation Committee shall be subject to such limitations as the Board deems appropriate to permit transactions in Common Stock pursuant to the Plan to be exempt from liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3 of the Securities and Exchange Commission thereunder.

3.2 The Committee may select one of its members as chairman and may appoint a secretary. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Committee shall be made by a majority of its members.

3.3 The Committee shall have the power, subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend, revoke and waive rules and regulations for administration of the Plan to correct any defect or supply any omission or reconcile any inconsistency in the Plan, the rules and regulations of the Committee, and any options granted under the Plan; to determine all questions of policy and expediency that may arise in the administration of the Plan; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be Participating Subsidiaries. The Committee's determinations as to the interpretation and operation of this Plan shall be final and conclusive.

In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Internal Revenue Code and the regulations thereunder.

3.4 This Article III relating to the administration of the Plan may be amended by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, or to obtain any exemption under such laws.

IV.  Number of Shares

4.1 Four hundred thousand (400,000) shares of the Company's Common Stock are reserved for sales and authorized for issuance pursuant to the Plan. Shares sold under the Plan may be newly-issued shares, outstanding shares reacquired in private transactions or open market purchases, or both. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for the Plan.

4.2 In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Committee shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan. In the event that, after a Grant Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each option to purchase Common Stock of the Company shall terminate, but the Participant holding such option shall have the right to exercise his option prior to such dissolution or liquidation.

V.  Eligibility Requirements

5.1 Except as provided in Section 5.2, each individual who is an Employee of the Company or a Participating Subsidiary shall become eligible to participate in the Plan in accordance with Article VI on the first Enrollment Date following the individual's completion of one year of employment by the Company or a Subsidiary, provided that the individual is an Employee on such Enrollment Date. Participation in the Plan is entirely voluntary.

5.2  The following Employees are not eligible to participate in the Plan:

(a) Employees who, immediately upon enrollment in the Plan, would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Code Section 424(d) shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee);

(b) Employees who are customarily employed by the Company or a Participating Subsidiary for not more than five months in any calendar year;

(c) Employees who are customarily employed by the Company or a Participating Subsidiary for 20 hours or less per week;

(d) Employees who are prohibited by the laws of the nation of their residence or employment from participating in the Plan; and

(e) Employees who are members of a collective bargaining unit covered by a collective bargaining agreement; provided that participation in the Plan has been specifically considered (after review of the terms of the Plan) and rejected by the collective bargaining representative representing such employees.

5.3 Notwithstanding anything to the contrary in Section 5.1, Employees who are directors or "officers" of the Company (as defined in Rule 16a-1(f) under the Exchange Act, as such rule may be amended from time to time) may participate in the plan only in accordance with the requirements of Rule 16b-3 under the Exchange Act. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

VI.  Enrollment

6.1 Any Eligible Employee may enroll in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company on or before the Cut-Off Date immediately preceding the Accumulation Period. Such enrollment form (and the authorization therein) shall be effective as of the Enrollment Date occurring within the Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:

(a) the end of the last payroll period in the Accumulation Period;

(b) the date during the Accumulation Period that the Employee elects to change his enrollment in accordance with Section 8.3; and

(c) the date during the Accumulation Period that the Employee withdraws from the Plan or has a termination of employment in accordance with Article X.

VII.  Grant of Options on Enrollment

7.1 Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option to purchase shares of Common Stock from the Company pursuant to the Plan.

7.2 An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Common Stock under the option under Article IX; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

7.3 An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date any number of whole shares of Common Stock which is not less than ten (10) and not more than one of the following three amounts, whichever is applicable:

(a) the number of whole shares of Common Stock designated in the Participant's enrollment form in accordance with Section 8.1;

(b) the dollar amount designated in the Participant's enrollment form in accordance with Section 8.1, divided by 85% of the Fair Market Value of a share of Common Stock as of the Grant Date for the option; and

(c) the product of the percentage of Base Earnings designated in the Participant's enrollment form in accordance with Section 8.1 and the Participant's annualized Base Earnings at the rate in effect on the applicable Enrollment Date, divided by 85% of the Fair Market Value of a share of Common Stock as of the Grant Date for the option.

VIII.   Payroll Deductions

8.1 An Employee who files an enrollment form pursuant to Article VI shall elect and authorize in such form to have deductions made from his pay on each payday during the Accumulation Period to which the enrollment form relates, and he shall designate in such form the total amount or percentage of pay to be deducted during such Accumulation Period or, if the Committee so permits, a specific whole number of shares of Common Stock to be purchased on the Purchase Date with respect to such Accumulation Period, from which the appropriate amount of payroll deductions shall be determined. The maximum an Employee may elect and authorize to have deducted is the lesser of (a) 10% of his Base Earnings for such Accumulation Period, or (b) $5,000. In authorizing such deduction, if the employee designates a percentage of Base Earnings, the percentage shall be a whole percentage of Base Earnings up to 10%. For these purposes, the Base Earnings of an hourly-paid Employee shall be determined by multiplying such Employee's hourly rate of base pay as of the beginning of the Accumulation Period by the number of regularly scheduled hours the Employee is expected to work during the Accumulation Period, excluding overtime hours.
If, instead of designating an amount or percentage of pay to be deducted during an Accumulation Period, an Employee designates on an enrollment form a specific whole number of shares of Common Stock to be purchased on the Purchase Date with respect to such Accumulation Period, then the total deductions to be taken from the Employee's Base Earnings during such Accumulation Period shall equal the lesser of (a) the product of (i) 85%, (ii) the Fair Market Value of a share of Common Stock on the date the Employee elects to participate in the Plan, and (iii) the number of shares of Common Stock designated for purchase in the Employee's enrollment form, or (b) the maximum payroll deductions permitted under this section.

8.2 Payroll deductions for a Participant shall commence as soon as administratively practicable on or after the date on which the Participant's authorization of such payroll deductions in an enrollment form becomes effective in accordance with Article VI, and shall continue until the date on which such authorization ceases to be effective in accordance with Article VI. The amount of each payroll deduction made for a Participant shall be credited to the Participant's Account as soon as administratively feasible after the Participant's pay is withheld. The Account shall also be credited with interest in accordance with Section 12.1. All payroll deductions received or held by the Company or a Participating Subsidiary may be used by the Company or Participating Subsidiary for any corporate purpose, and the Company or Participating Subsidiary shall not be obligated to segregate such payroll deductions.

8.3 During an Accumulation Period, a Participant may elect to reduce or to cease (but not to increase) payroll deductions made on his behalf for the remainder of such Accumulation Period by delivering the applicable forms to the Company in such manner and until such time as permitted by the Committee. A Participant may elect to reduce payroll deductions no more than once during an Accumulation Period, but may cease payroll deductions at any time. A Participant who has ceased payroll deductions may voluntarily withdraw from the Plan pursuant to Section 10.1.

8.4 A Participant may not make any separate or additional contributions to his Account under the Plan, except when on leave of absence and then only as provided in Section 10.3. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant's Account under the Plan.

IX.   Purchase of Shares

9.1 Unless a Participant makes an election to receive a cash distribution of the accumulated balance in his Account in accordance with Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of whole shares of Common Stock which the funds accumulated in his Account as of the Purchase Date will purchase at the applicable purchase price (but not in excess of the number of shares for which options have been granted to the Participant pursuant to Section 7.3) or, if the Participant so elected in accordance with
Section 8.1, the specific whole number of shares of Common Stock designated in his enrollment form for purchase on such Purchase Date.

9.2 A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if, no less than 10 days before such Purchase Date and in accordance with procedures prescribed by the Committee, the Participant elected not to exercise the option and to receive a cash distribution of all funds accumulated in his Account. If the Participant elects a cash distribution as described in the preceding sentence, then all funds accumulated in his Account as of the Purchase Date on which his option is exercisable shall be distributed to him as soon as administratively feasible after such Purchase Date.

9.3 If, after a Participant's exercise of an option under Section 9.1, an amount remains credited to the Participant's Account as of a Purchase Date, then the remaining amount shall be carried forward in the Account for application to the purchase of Common Stock on the next following Purchase Date; provided, however, that if a Participant so elects within ten (10) days prior to the Purchase Date on which he exercises the option, he shall receive a distribution of such remaining amount in cash as soon as administratively feasible after such Purchase Date.

9.4 The purchase price for each share of Common Stock purchased under any option shall be 85% of the lower of:

(a) the Fair Market Value of a share of Common Stock on the Grant Date for such option; or

(b) the Fair Market Value of a share of Common Stock on the Purchase Date.

9.5 If Common Stock is purchased by a Participant pursuant to Section 9.1, then, within a reasonable time after the Purchase Date, the Company shall deliver or cause to be delivered to the Participant a certificate or certificates for the number of shares purchased by the Participant unless the Company has made arrangements to have the shares held at a bank or other appropriate institution in non-certificated form. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction shall require that the Company or the Participant take any action in connection with the shares being purchased under the option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

Certificates delivered pursuant to this Section 9.5 shall be registered in the name of the Participant or, if the Participant so elects, in the names of the Participant and one or more such other persons as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by law.

9.6 In the case of Participants employed by a Participating Subsidiary, the Committee may provide for Common Stock to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

9.7 If the total number of shares of Common Stock for which an option is exercised on any Purchase Date in accordance with this Article IX, when aggregated with all shares of Common Stock previously granted under this Plan, exceeds the maximum number of shares reserved in Section 4.1, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions (and interest, if any) credited to the Account of each Participant under the Plan shall be returned to him as promptly as possible.

9.8 If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Common Stock purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the Purchase Date to which such option relates, and if such Participant or former Participant is subject to U.S. federal income tax, then such Participant or former Participant shall notify the Company or Participating Subsidiary in writing of such sale, transfer or other disposition within 10 days of the consummation of such sale, transfer or other disposition, and shall remit to the Company or Participating Subsidiary or authorize the Company or Participating Subsidiary to withhold from other sources such amount as the Company may determine to be necessary to satisfy any federal, state or local tax withholding obligations of the Company or Participating Subsidiary.

The Committee may from time to time establish rules and procedures (including but not limited to postponing delivery of shares until the earlier of the expiration of the two-year or one-year period or the disposition of such shares by the Participant) to cause the withholding requirements to be satisfied. Notwithstanding the proceeding sentence, however, all required withholding of Canadian federal or provincial taxes incurred by a Participant with respect to his participation in the Plan shall be made from cash payments to such Participant by the Participating Subsidiary that employs him.

X.   Withdrawal From the Plan; Termination of Employment and Leave of Absence

10.1 Withdrawal from the Plan. A Participant may withdraw from the Plan in full (but not in part) during any Accumulation Period by delivering a notice of withdrawal to the Company (in a manner prescribed by the Committee) at any time up to but not including the 10 days prior to the Purchase Date occurring in such Accumulation Period, or at such shorter time in advance of the Purchase Date as the Committee may permit. If notice of withdrawal is timely received, all funds then accumulated in the Participant's Account shall not be used to purchase Common Stock, but shall instead be distributed to the Participant as soon as administratively feasible. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Common Stock. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article VI.

10.2 Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or a Participating Subsidiary for any reason whatsoever or otherwise ceases to be an Eligible Employee, and such terminated Participant's outstanding options shall thereupon terminate. As soon as administratively feasible after termination of participation, the Company or Participating Subsidiary shall pay to the Participant or his beneficiary or legal representative all amounts accumulated in the Participant's Account at the time of termination of participation.

10.3 Leave of Absence. If a Participant takes a leave of absence without terminating employment, such Participant shall have the right, at the commencement of the leave of absence and in accordance with procedures prescribed by the Committee, to elect: (a) to withdraw from the Plan in accordance with Section 10.1; (b) to discontinue contributions to the Plan but remain a Participant in the Plan through the balance of the Accumulation Period in which his leave of absence begins; or (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company or a Participating Subsidiary to the Participant during such leave of absence and undertaking to make contributions to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

XI.  Designation of Beneficiary

11.1 Each Participant may designate in writing one or more beneficiaries to receive the amount in his Account in the event of death and may, in his sole discretion, change such designation in writing at any time. Any such designation shall be effective upon receipt by the Company and shall control over any disposition by will or otherwise.

11.2 As soon as administratively feasible after the death of a Participant, amounts accumulated in his Account shall be paid in cash to the designated beneficiaries or, in the absence of a valid designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on Account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions.

11.3 No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the amounts credited to the Participant's Account under the Plan.

XII.   Miscellaneous

12.1 Interest. On each Purchase Date, the Company shall credit (at such short-term rate as the Committee shall determine to be appropriate) interest to the Account of any person who is a Participant of the Plan as of such Purchase Date, in such manner as the Committee determines in its sole discretion. For purposes of Section 7.3 and the provisions of Articles IX, X, and XI, funds accumulated in a Participant's Account as of a Purchase Date shall include the interest credited to such account pursuant to this Section 12.1.

12.2 Restrictions on Transfer. The rights of a Participant under the Plan shall not be assignable by such Participant, and an option granted under the Plan may not be exercised during a Participant's lifetime other than by the Participant.

12.3 Administrative Assistance. If the Committee in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of one or more other persons, in joint tenancy with right of survivorship or spousal community property, or in certain forms of trusts approved by the Committee.

12.4 Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties, transfer taxes and any brokerage fees applicable to participation in the Plan shall be charged to the Account of such Participant by the Company.

12.5 Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Code Section 423. This Section 12.5 shall take precedence over all other provisions in the Plan.

12.6 Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Illinois.

12.7 Amendment and Termination. The Board may amend, alter or terminate the Plan at any time; provided, however, that no amendment which would amend or modify the Plan in a manner requiring stockholder approval under Code Section 423, Rule 16b-3, or the requirements of any securities exchange on which the Common Stock is traded shall be effective unless, within one year after it is adopted by the Board, it is approved by the holders of a majority of the voting power of the Company's outstanding shares. In addition, the Committee may amend the Plan as provided in Section 3.3, subject to the conditions set forth therein and in this Section 12.7.

If the Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

12.8 No Right of Employment. Neither the grant nor the exercise of any rights to purchase shares under this Plan nor anything in this Plan shall impose upon the Company any obligation to employ or continue to employ any employee. The right of the Company or Participating Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase shares have been granted to such employee.

12.9 Requirements of Law. The Company shall not be required to sell, issue, or deliver any shares of Common Stock under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the Participant of any provision of law. Unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock proposed to be delivered under the Plan, the Company shall not be required to issue such shares if, in the opinion of the Company or its counsel, such issuance would violate the Securities Act. Regardless of whether such shares of Common Stock have been registered under the Securities Act or registered or qualified under the securities laws of any state, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company or its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law or are otherwise in the best interests of the Company. Any determination by the Company or its counsel in connection with any of the foregoing shall be final and binding on all parties.
If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing shares of Common Stock issued under the Plan is no longer required in order to comply with applicable securities or other laws, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing a like number of shares lacking such legend.

The Company may, but shall not be obligated to, register or qualify any securities covered by the Plan. The Company shall not be obligated to take any other affirmative action in order to cause the grant or exercise of any right or the issuance, sale, or deliver of shares pursuant to the exercise of any right to comply with any law.

12.10 Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.



Executed this               day of                , 2001.
              -------------        -------------

Juno Lighting, Inc.

                                By:
                                       -------------------------------------

                                Title:
                                       -------------------------------------

                               Juno Lighting, Inc.
                              1300 South Wolf Road
                                P.O. Box 5065
                           Des Plaines, IL 60017-5065
          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints T. Tracy Bilbrough and George J. Bilek, or either of them, with full power of substitution (the action of one, if only one be present and acting, to be in any event controlling), as proxies to represent the undersigned at the Annual Meeting of Stockholders of Juno Lighting, Inc. to be held on May 28, 2002, and at any and all adjournments thereof, and to vote all shares which the undersigned would be entitled to vote thereat.

                                                 COMMENTS: (change of address)

Election of Directors, Nominees:
                                                 -----------------------------
Robert Jaunich II, Mark N. Williamson
T. Tracy Bilbrough,                              -----------------------------
Daniel DalleMolle, Michael M. Froy
                                                 -----------------------------

                                                 -----------------------------
                                             (If you have written in the above
                                          space, please mark the corresponding
                                        box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. If you do not mark any boxes, your proxy will be voted in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

          IMPORTANT   PLEASE SIGN, DATE ON OTHER SIDE

     Please mark your votes
/X/  as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1 and proposal 2.

          The Board of Directors recommends a vote FOR proposal 1.

                                 FOR           WITHHELD
1.   Election of Directors
     (see reverse)               /  /           /  /

For, except vote withheld from the following nominee(s):


-------------------------------------------------------

      The Board of Directors recommends a vote FOR proposal 2.

2. Proposal to approve and adopt the amended and restated Juno Lighting, Inc. 1996 Employee Stock Purchase Plan.

FOR                           AGAINST                      ABSTAIN
/  /                           /   /                         /   /


3. In their discretion on any other matters that may properly come before the meeting.

Change of Address/
Comments on Reverse Side.        /  /

Please mark this box if
you will personally be
attending the meeting            /  /
                                        Please date and sign exactly as name
                                        appears hereon.  Joint owners should
                                        each sign.  When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such.

                                     --------------------------------------


                                     --------------------------------------

                                      SIGNATURE(S)           DATE     2002